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                                                                    EXHIBIT 4.04

                              Geoworks Corporation

                          Employee Stock Purchase Plan
                                  Plan Document

                    (As amended and restated April 23, 1998)


The following constitute the provisions of the Employee Stock Purchase Plan (the "Plan") of Geoworks Corporation.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.       Definitions.

         a. "Board" shall mean the Board of Directors of the Company.

         b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         c. "Common Stock" shall mean the Common Stock of the Company.

         d. "Company" shall mean Geoworks Corporation, a Delaware corporation.

         e. "Compensation" shall mean all base straight time gross earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and commissions.

         f. "Designated Subsidiaries" shall be the Subsidiaries, if any, which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         g. "Employee" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the



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91st day of such leave.

         h. "Enrollment Date" shall mean the first day of each Offering Period.

         i. "Exercise Date" shall mean the last day of each Offering Period, or, with respect to an Extended Offering Period shall mean the last day of each Purchase Period.

         j. "Extended Offering Period" shall mean a period of approximately twenty-four (24) months, commencing on the date or dates so specified by the Board, during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Extended Offering Periods may be changed pursuant to Section 4 of this Plan.

         k. "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                  1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of such determination (or, if not a market trading day, then the last market trading day prior to the date of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  2. If the Common Stock is quoted on the NASDAQ system (but not on the National Market system thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of such determination), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  3. Notwithstanding paragraphs (1) and (2), in the case of an Offering Period commencing substantially concurrent with the Company's initial public offering, the Fair Market Value may be determined by the Board to be equal to the initial price to the public of shares of Common Stock in such offering; or

                  4. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         l. "Offering Period" shall mean a period of approximately six (6)



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months, commencing on the first Trading Day on or after August 1 and the last
Trading Day in the period ending the following January 31, or commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31 during which options granted pursuant to the Plan may be exercised. The duration, commencement and termination of Offering Periods may be changed pursuant to Section 4 of this Plan. Notwithstanding the foregoing, in the event the Company shall effect an initial public offering of Common Stock, the Board may determine to commence an Offering Period substantially concurrent with the public offering, such Offering Period to continue until the next succeeding January 31 or July 31 as the Board may determine.

         m. "Plan" shall mean this Employee Stock Purchase Plan.

         n. "Purchase Period" shall mean, with respect to an Extended Offering Period, the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any extended Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The duration, commencement and termination of Purchase Periods may be changed pursuant to Section 4 of this Plan.

         o. "Purchase Price" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         p. "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         q. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         r. "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ system are open for trading.

3.       Eligibility.

         a. Any Employee (as defined in Section 2 (g)) who has been continuously employed by the Company for at least three (3) months and who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan; provided, however, that in the case of individuals who become Employees of the Company as a result of a merger or acquisition, the



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Employee's employment service with the acquired company shall be considered when determining whether the Employee has met the requirement of three (3) months of continuous employment.

         b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after such grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power: (i) to change the duration, commencement and termination of Offering Periods and/or Purchase Periods with respect to future offerings without stockholder approval if such change is announced at least ten (10) days prior to the scheduled beginning of the first Offering Period or Purchase Period to be effective thereafter, (ii) to implement Extended Offering Periods, and (iii) to implement overlapping Offering Periods and/or overlapping Extended Offering Periods.

5.       Participation.

         a. An eligible Employee may become a participant in the Plan by completing a Subscription Agreement authorizing payroll deductions and filing it with the Company's Human Resources department at least one (1) day prior to the applicable Enrollment Date.

         b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.       Payroll Deductions.

         a. At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each pay day during the


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Offering Period or Extended Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period or Extended Offering Period, and the aggregate of such payroll deductions during the Offering Period or Extended Offering Period shall not exceed ten percent (10%) of the participant's Compensation during said Offering Period or Extended Offering Period.

         b. All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

         c. A participant may discontinue his or her participation in the Plan as provided in Section 19 hereof by filing with the Company a Notice of Withdrawal. A participant may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a Change Form authorizing a change in payroll deduction rate. A participant may not change his or her payroll deduction rate, either by increasing or decreasing such rate, more than once during an Offering Period. The Board may, in its discretion, adjust the number of participation rate changes permitted during any Offering Period or Purchase Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of a signed Change Form unless the Company elects to process a given change in participation more quickly. A participant's Subscription Agreement shall remain in effect for successive Offering Periods and Purchase Periods unless terminated as provided in Section 10 hereof.

         d. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period or Purchase Period which is scheduled to end during the current calendar year (the "Current Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period or Purchase Period which ended during that calendar year plus all payroll deductions shall recommence at the rate provided in such participant's Subscription Agreement at the beginning of the first Offering Period or Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

         e. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations,


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including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price: provided that in no event shall an Employee be permitted to purchase during each Offering Period (or, with respect to an Extended Offering Period, during each six-month Purchase Period) more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to
Section 10 hereof, and shall expire on the last day of the Offering Period.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased: any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period or Purchase Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.      Withdrawal and Termination of Employment.

         a. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company by completing a Withdrawal Notice available from the Human Resources department. All of the participant's payroll deductions credited to his or her account will be paid


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to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement.

         b. Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 14 hereof, and such participant's option will be automatically terminated.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.      Stock.

         a. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 600,000 including 200,000 shares increase for the fiscal year 2000, subject to adjustment upon changes in capitalization of the Company as provided for in Section 18 hereof. Such maximum number of shares shall be increased automatically by 200,000 shares on the first day of the fiscal year of the Company for fiscal year 2001 and by 150,000 shares on the first day of first year 2002. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         b. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

         c. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.      Administration.

         a. Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination


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made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible employees are permitted to participate in the Plan, provided that:

                  1. Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                  2. If a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

         b. Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection
(a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

14.      Designation of Beneficiary.

         a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

         b. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the company may designate.


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 15.       Transferability. Neither payroll deductions credited to a
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.       Adjustments Upon Changes in Capitalization.

         a. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to the number of price of shares of Common Stock subject to an option.

         b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company, with or into another corporation, each option under the Plan shall be assumed or an


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equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period or Extended Offering Period(s) then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period(s) or Extended Offering Period(s) then in progress.
If the Board shortens the Offering Period(s) or Extended Offering Period(s) then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten
(10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period(s) or Extended Offering Period(s) as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of the assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         The Board may, if it so determines in the exercise of it discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.      Amendment or Termination.

         a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided than an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as


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provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of the participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         b. Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, Extended Offering Periods or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, Extended Offering Period or Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of such exercise that the shares are being purchased for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. Term of Plan. The Plan shall become effective upon the earlier to occur of


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its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated in Section 19 hereof.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions Rule 16b-3. The Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemptions from Section 16 of the Exchange Act with respect to Plan transactions.

24. Automatic Transfer to Low Price Extended Offering Period. To the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Extended Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Extended Offering Period, then all participants in such Extended Offering Period shall be automatically withdraw from such Extended Offering Period immediately after the exercise of their option on such Exercise Date and automatically reenrolled in the immediately following Extended Offering Period as of the first day thereof.

25. Federal Income Tax Implications. The federal income tax consequences of the grant and exercise of stock options under the Plan, the subsequent disposition of shares acquired under such options, are summarized below. The summary is not intended to be exhaustive and may not cover all tax aspects of every situation. Participants should consult with their tax advisors when specific questions arise.

         a. Time of Grant of Stock Option. A participant is not taxed at the time of the grant of his/her stock option even though the Purchase Price is no greater than eighty-five percent (85%) of the market price of the stock on the date of the grant.

         b. Time of Exercise of Stock Option. A participant is not taxed when shares are purchased pursuant to the exercise of an option under the Plan, even though the shares are purchased at the lower of eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or eighty-five percent (85%) of the Fair Market Value on the Exercise Date.

         c. Sale or Other Disposition of Shares Acquired Under the Plan.

                  1. If a participant sells shares after the expiration of two years or more from the beginning of an Offering Period AND one year or more from the Exercise Date (the "Statutory Holding Period"):

                           a. Any profit up to the 15% discount on the
Purchase Price (15% of the lesser of the Fair Market Value of the shares at the beginning of the Offering Period or the Fair Market Value of the shares on the Exercise Date) is taxable as ordinary income, any further profit is taxable as gain; and

                           b. Any loss is treated as capital loss.

                  2. If a participant sells or otherwise disposes of shares before the expiration of the Statutory Holding Periods:

                           a. The difference between the price paid by the
participant and the Fair Market Value of the shares on the date of purchase is taxable as ordinary income; and

                           b. The difference between the amount received by
the participant on the disposition of the shares and the Fair Market Value of the shares on the date of purchase is treated as a capital gain or loss.

         d. Tax Deduction by Company. If shares are sold before the expiration of the Statutory Holding Period, the Company is entitled to a tax deduction for the difference between the price paid by the participant and the Fair Market Value of the shares at the date of purchase. At any time, the Company may, but will not be obligated to, withhold from the participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of stock by the participant.